Exhibit 99.6

Consent to be Named as a Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, the undersigned, hereby consent to my being named in the Registration Statement on Form F-4 of TradeUP Global Corporation, and all amendments, including post-effective amendments thereto (the “Registration Statement”), as a person about to become a director of SAITECH Limited upon completion of the Business Combination and the other transactions described in the Registration Statement.

Dated: December 3, 2021	/s/ Jinlong Zhu
Jinlong Zhu